Exhibit 99.2

Focus Financial Partners Q3 and Year-To-Date 2018 Earnings Release Supplement November 2018

Special Note Regarding Forward-Looking Statements Some of the information in this presentation may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this presentation. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include fluctuations in wealth management fees, regulatory assets under management, our reliance on our partner firms and the principals who manage their businesses, our ability to make successful acquisitions, unknown liabilities of or poor performance by acquired businesses, harm to our reputation, our inability to facilitate smooth succession planning at our partner firms, our inability to compete, our reliance on key personnel, our inability to attract, develop and retain talented wealth management professionals, our inability to retain clients following an acquisition, write down of goodwill and other intangible assets, our failure to maintain and properly safeguard an adequate technology infrastructure, cyber-attacks, our inability to recover from business continuity problems, inadequate insurance coverage, the termination of management agreements by management companies, our inability to generate sufficient cash to service all of our indebtedness, the failure of our partner firms to comply with applicable U.S. and non-U.S. regulatory requirements, legal proceedings and governmental inquiries and certain other factors. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Our forward-looking statements speak only as of the date of this presentation or as of the date as of which they are made. Except as required by applicable law, including federal securities laws, we do not intend to update or revise any forward-looking statements. Non-GAAP Financial Measures We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share. Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measures. We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, delayed offering cost expense, management contract buyout, if any, and other one-time transaction expenses. The calculation of Adjusted Net Income also includes adjustments to reflect (i) a pro forma 27% income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc. and no earnings were attributable to non-controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27% tax rate. The calculation of Adjusted Net Income Per Share for the three and nine months ended September 30, 2018 is calculated by dividing Adjusted Net Income by the Adjusted Shares Outstanding. See calculation of Adjusted Shares Outstanding in the third quarter 2018 earnings release. We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following: Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance; Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance. Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments; Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs; and Other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure. In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information. A reconciliation of these measures to the most recent comparable GAAP measure is available in the appendix of this presentation. Disclaimer 2

Third Quarter 2018 Highlights Organic revenue growth represents the year-over-year growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire interim periods presented, are included in our consolidated statements of operations for each of the entire interim periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a ‘‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods. Non-GAAP financial measure. See Appendix for reconciliations. Our Strategy: Executing on Our Long-Term Growth Objective of 20% Revenue Growth and 20% Adjusted Net Income Per Share Growth on Average and Over Time Strong Third Quarter 2018 Financial Results Revenue Growth of 30.8% to $235.7 million Strong “Same Store” Sales / Organic Revenue(1) Growth of 9.7% Adjusted Net Income(2), and Adjusted Net Income Per Share(2) Growth of 43.4% and 39.4% respectively $34.1 million Adjusted Net Income(2) and $0.46 Adjusted Net Income Per Share(2) M&A Momentum: New Partner Firms $11.2 million in combined Acquired Base Earnings from 3 New Partner Firm Additions which closed during Q3 2018: Asset Advisors (Augusta, GA headquartered RIA focused on high-net-worth clients) Edge Capital Group (Atlanta, GA headquartered RIA with Southeast and Southwest presence focused on ultra-high-net-worth clients) Vista Wealth Management (Palo Alto, CA headquartered RIA focused on ultra-high-net-worth clients) 3 Strong Financial Performance Key Takeaways: 1) Highly supportive macro environment, 2) Growth exceeding 20/20 goal, 3) Remain well positioned within our industry

Loring Ward Transaction Combination to Create Significant Value for Our Shareholders and Partners Provides Loring Ward advisors with full life-cycle solutions Access to best of breed capabilities Immediately accretive to Focus’ Adjusted Net Income Per Share Key Messages Upside from substantial revenue and cost synergies Color Scheme 215 215 215 251 176 47 51 153 51 60 155 221 14 75 140 28 49 68 1 2 3 4 4 Focus Financial Partners to acquire Loring Ward We are a leading partnership of independent, fiduciary wealth management firms operating in the highly fragmented and attractive RIA industry Demonstrates Focus value add to partners with excellent operating leverage

Loring Ward Transaction
Loring Ward Overview

FOCUS FINANCIAL PARTNERS

Opportunity Overview

- Leading independent Turnkey-Asset Management Program ("TAMP") solution provider
- Strong and effective advisor-client relationships via technology-enabled investing solutions
- Asset class driven investing philosophy. Models are invested in funds advised or sub-advised by Dimensional Fund Advisors

Statistics

200+
RIAs serviced through TAMP program

75+
Broker Dealers

$17bn+
Loring Ward regulatory AUM

Broad Addressable Market

18,225 Total Independent Firms [1,2]

64,346 Total Independent Advisors [1,2]

Growth Drivers

- Increased Optimization of a Human Advisor
- Shift to Independence
- Increased Outsourcing
- Transition to Fee-Based Models

Service and Solutions

- Evidence-based stock and bond portfolios
- Value of cohesive peer ecosystem
- Track record of client centric approach

Provides investment, technology, business consulting and operational support allowing advisors to focus on serving clients and growing their business

Note: Represents data for the U.S., unless otherwise noted.
1. Source: Cerulli Advisor Metrics, 2017.
2. Independent defined as Independent RIA and Hybrid RIA. Does not include state registered advisors.

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Q3 2018 Results

FOCUS FINANCIAL PARTNERS

Number of Partner Firms at Period End



14% Growth
51
58
Q3 2017
Q3 2018

Revenue ($mm)



31% Growth
$180.3
$235.7
$169.0
$11.3
$220.2
$15.5
Q3 2017
Q3 2018
Wealth Management
Other

Adjusted Net Income Per Share[1] ($mm)



39% Growth
$0.33
$0.46
Q3 2017
Q3 2018

Commentary

- Revenue growth driven by strong performance from both new and existing partner firms:
  - Total revenues grew 30.8% to $235.7 million
  - Wealth management fees grew 30.3% to $220.2 million
  - Over 90% fee based recurring revenue
  - "Same store" sales / organic revenue[2] growth 9.7%
- In addition to top line revenue growth, we achieved 39.4% Adjusted Net Income Per Share[2] growth

1. Non-GAAP financial measure. See Appendix for reconciliations.
2. Organic revenue growth represents the year-over-year growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire interim periods presented, are included in our consolidated statements of operations for each of the entire interim periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

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Year-to-Date Q3 2018 Results

FOCUS FINANCIAL PARTNERS

Number of Partner Firms at Period End


14% Growth
51
58
Q3 2017
Q3 2018

Revenue ($mm)


40% Growth
$473.0
$438.2
$34.8
$663.4
$620.9
$42.5
Q3 2017 YTD
Q3 2018 YTD
Wealth Management
Other

Adjusted Net Income Per Share[1] ($mm)


39% Growth
$0.88
$1.22
Q3 2017 YTD
Q3 2018 YTD

Commentary

- Revenue growth driven by strong performance from both new and existing partner firms:
  - Total revenues grew 40.2% to $663.4 million
  - Wealth management fees grew 41.7% to $620.9 million
  - Over 90% fee based recurring revenue
  - "Same store" sales / organic revenue[2] growth 14.3%
- In addition to top line revenue growth, we achieved 38.6% Adjusted Net Income Per Share[2] growth

1. Non-GAAP financial measure. See Appendix for reconciliations.
2. Organic revenue growth represents the year-over-year growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire interim periods presented, are included in our consolidated statements of operations for each of the entire interim periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

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Appendix

Net Loss to Adjusted Net Income and Adjusted Net Income Per Share Reconciliation

FOCUS FINANCIAL PARTNERS

($ in thousands)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2018
Net Loss	$(37,881)	$(38,924)	$(38,669)	$(58,634)
Income Tax Expense	557	3,745	1,281	5,667
Amortization of Debt Financing Costs	1,344	828	2,726	2,716
Intangible Amortization	18,530	23,616	46,020	65,400
Non-Cash Equity Compensation Expense	27,620	24,057	31,399	31,612
Non-Cash Changes in Fair Value of Estimated Contingent Consideration	5,130	10,564	7,227	28,879
Gain on Sale of Investment	–	–	–	(5,509)
Loss on Extinguishment of Borrowings	8,106	7,060	8,106	21,071
Delayed Offering Cost Expense	–	–	9,840	–
Other One Time Transaction Expenses[1]	2,843	7,535	2,843	7,535
Subtotal	**$26,249**	**$38,481**	**$70,773**	**$98,737**
Pro Forma Income Tax Expense (27%)[2]	(7,087)	(10,390)	(19,108)	(26,659)
Tax Adjustments[2][3]	4,636	6,040	11,566	16,521
Adjusted Net Income	**$23,798**	**$34,131**	**$63,231**	**$88,599**
Adjusted Shares Outstanding[4]	71,843,916	74,055,933	71,843,916	72,557,403
Adjusted Net Income Per Share	**$0.33**	**$0.46**	**$0.88**	**$1.22**

1. In 2018, primarily relates to one-time expenses related to (a.) cash compensation of $5,926, which were recorded in compensation and related expenses, in connection with the IPO and related reorganization transactions and (b.) transaction expenses of $648, which were recorded in selling, general and administrative expenses, associated with the acquisition of Loring Ward that is subject to close. In 2017, relates to one-time transaction expenses, which were recorded in other (expense) income-net, related to insurance fees associated with the investment by our private equity investors.
2. For periods ended prior to the closing of the IPO and the consummation of the related reorganization transactions on July 30, 2018, these adjustments are being made for comparative purposes only.
3. As of September 30, 2018, estimated tax adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% tax rate for the next twelve months is $24,766.
4. See calculation of Adjusted Shares Outstanding in the third quarter 2018 earnings release.

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